IGAMBIT Announces Acquisition of

CyberCare Health Network, Inc.

Press Release: iGambit Inc. – Thursday, April 6, 2017 2:30PM

EST

SMITHTOWN,  NY,  April  7,  2017  Marketwired  --  iGambit

Inc.  (OTCQB:  IGMB),  announced  that  on  April  6,  2017  it

acquired   the   CyberCare   Health   Network   Division   from

EncounterCare Solutions Inc. (ECSL).  Under the terms of the agreement  iGambit,  bought  certain  assets  of  EncounterCare.

Payment was made in the form of IGMB stock.

CyberCare  will  operate  as  a  division  of  the  recently  acquired

HubCentrix Company, whose new name is HealthDatix, Inc.

A    copy    of    the    Form    8-K    report    may    be    accessed    at

www.sec.gov.

The   acquisition   of   HubCentrix   and   the   CyberCare   Health

Network  Chronic  Care  Management  System provides  a  new  and unique opportunity for physicians to identify patients eligible for

both   “Annual   Wellness   Visits”   as   well   as   “Chronic   Care

Management” both of which are reimbursed by Medicare.

The   goal   of   HealthDatix   will   be   to   identify   the   patient’s

eligibility  for  Medicare  reimbursed  doctor  visits  to  access  and assist  in  the  well-being  and  cultivation  of  a  healthy  lifestyle.

Additionally  HealthDatix  is  able  to  provide  an  FDA  approved,

Medicare   covered   platform,   for   continuous   management   of

chronic   care   patients.   Our   continuous   care   platform   will   be

tailored  for  individual  care  and  health  management  of  patients susceptible to chronic illness.

The    HealthDatix    platform    is    designed    to    accumulate

information from any TeleMedicine or wearable device.

This   includes   CyberCare’s   own   wearable   medical   watch,   a

wearable   device   under   development,   that   will   continuously

collect and trend data.

Key Health Parameters:

• Heart Rate

• Blood Pressure

• Rest/Wake/Activity

• SPO2 (Oxygenation of blood)

• Key Cardiac Function (“Mini-ECG”)

Different than other devices on the market:

• Patented Instrumentation

• Medically accurate

• Designed to provide data directly to a health care provider through HealthDatix solution,

• Share real-time information with health care providers and family

• Provides better, and earlier, identification of patient health issues and treatment compliance

The completed wearable, when paired with the CyberCare

Health Network Chronic Care Management System, will

become part of the FDA approved chronic care management

system.

John  Salerno,  Chairman  of  iGambit,:   “As  I  previously  stated

we are very pleased to have this new business opportunity which

we    believe    will    increase    our    stockholders    value.    Our

management   team   and   advisors   are   very   accomplished   at

introducing and administering rapid growth technology services.

We    anticipate    that    our    exciting    newly    combined    entity

HealthDatix,  will  have  the  professionals  in  place  to  competently deal  with  the  accelerated  growth  curve  necessary  to  meet  the needs of physician community throughout the country.

Ronald  Mills  Sr.,  CEO  of  EncounterCare  stated;  I  am  very pleased  that  we  have  been  able  to  successfully  complete  this

deal    with    HealthDatix    and    iGambit.

The    HealthDatix

management  team  led  by  Jerry  Robinson,  President,  has  put together  a  very  exciting  program  that  I  believe  will  benefit  the

medical   community   and   which,   I   also   believe   will   bring

significant value to EncounterCare and our stockholders.

About  iGambit   Inc:   iGambit  (OTCBB:   IGMB)   is   a   fully

reporting publicly-held company.  We are a company focused on

pursuing   specific   medical   strategies   and   objectives.     These

objectives   have   included,   among   others,   the   acquisition   of

medical   technology   companies   with   strong   growth   potential

easily  recognized  in  the  public  arena.  We  believe  that  the  back-

ground  of  our  management  and  of  our  Board  of  Directors  in  the

technology   markets   is   a   valuable   resource   that   makes   us   a

desirable  business  partner.    We  expect  to  work  to  assume  an

active  role  in  the  development  and  growth  of  the  new  company,

providing  both  strategic  guidance  and  operational  support.  The

management   of   iGambit   believes   that   it   can   leverage   its

collective  expertise  to  help  position  the  combined  company  to

produce   high-margin,   recurring   and   predictable   earnings   and

generate   long-term   value   for   our   stockholders.   For   more

information,  please  visit  www.igambit.com.  Information  on  our web-site does not comprise a part of this press release.

Cautionary Note Regarding Forward-Looking Statements

Certain  statements  in  this  document  and  elsewhere  by  iGambit

are   "forward-looking   statements"   within   the   meaning   of   the

Private    Securities    Litigation    Reform    Act    of    1995.    Such

information  includes,  without  limitation,  the  business  outlook,

assessment   of   market   conditions,   anticipated   financial   and

operating   results,   strategies,   future   plans,   contingencies   and

contemplated   transactions   of   the   company.   Such   forward-

looking  statements  are  not  guarantees  of  future  performance and  are  subject  to  known  and  unknown  risks,  uncertainties  and other  factors  which  may  cause  or  contribute  to  actual  results  of company  operations,  or  the  performance  or  achievements  of  the

company   or   industry   results,   to   differ   materially   from  those

expressed,   or   implied   by   the   forward-looking   statements.   In

addition   to   any   such   risks,   uncertainties   and   other   factors

discussed   elsewhere   herein,   risks,   uncertainties   and   other

factors  that  could  cause  or  contribute  to  actual  results  differing materially  from  those  expressed  or  implied  for  the  forward-

looking  statements  include,  but  are  not  limited  to  fluctuations  in

demand;   changes   to   economic   growth   in   the   U.S.   and   U.S.

government  policies  and  regulations,  including,  but  not  limited to  those  affecting  the  medical  fertility  clinic  industry.  iGambit undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ  materially  from  those  anticipated  in  such  forward-looking statements as a result of certain factors, including those set forth

in   iGambit   Inc.'s   filings   with   the   Securities   and   Exchange

Commission.

Investor Relations Contacts:

Bill Robertson …Ph. No. 604 837 3835